UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina		27360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) reviewed the compensation of David S. Congdon, the Company’s Executive Chairman of the Board, and Earl E. Congdon, Chairman Emeritus and Senior Advisor to the Company, and approved certain material changes, effective January 1, 2023. The changes are further modifications to the previously disclosed multi-year approach of reduced pay levels across all pay components as part of the Company’s long-term succession planning.

With respect to Mr. David Congdon, the Committee approved a 50% reduction (from its 2022 level) in his participation factor in the Company’s Performance Incentive Plan (the “PIP”) used to determine his short-term cash incentive compensation (the “Short-Term Incentive Compensation”). The amount of Short-Term Incentive Compensation that may be earned by Mr. David Congdon remains variable, which means that the amount earned in 2023 may differ materially from the amount earned in prior years depending on the performance of the Company.

With respect to Mr. Earl Congdon, the Committee approved the following changes: (i) his base salary will be reduced to $100,000; and (ii) he will no longer participate in the PIP.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2022, the Board amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), to update and clarify certain aspects of its advance notice provisions and make certain other changes, effective immediately. Article 2, Section 8 and Article 3, Section 6 of the Bylaws were revised to, among other things:

•
require that a shareholder submitting a nomination for director make a representation as to whether or not the shareholder or beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”);
•
require that proposed director nominees complete and submit questionnaires requested by the Company;
•
provide the Company with a remedy if a shareholder fails to satisfy the requirements of Rule 14a-19;
•
require a shareholder submitting a nomination notice to provide, on request of the Company, reasonable evidence that certain requirements of Rule 14a-19 have been satisfied;
•
require that proposed director nominees make themselves available for and submit to interviews by the Board or any Board committee; and
•
require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white.

The Bylaws also include certain other ministerial, clarifying and conforming revisions. The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01 Other Events.

On October 20, 2022, the Company issued a press release announcing that the Board had declared a quarterly cash dividend of $0.30 per share of common stock, payable on December 21, 2022, to shareholders of record at the close of business on December 7, 2022. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Old Dominion Freight Line, Inc. (as amended through October 19, 2022)
99.1	Press Release dated October 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

	By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)
Date: October 20, 2022